UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2006
Trinity Industries, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-6903	75-0225040

(Commission File Number)	(IRS Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas	75207-2401

(Address of Principal Executive Offices)	(Zip Code)
(214) 631-4420

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On March 6, 2006, Trinity Industries, Inc. (the “Company”) entered into an Underwriting Agreement with TIC I, LLC (formerly known as Thrall Investment Company, L.L.C.), TIC II, LLC (formerly known as Thrall Investment Company II, L.L.C.), both affiliates of Duchossois Industries, Inc., and J.P. Morgan Securities Inc., as the sole underwriter, in connection with the offer and sale by TIC I, LLC of 3,150,000 shares of common stock of the Company and the offer and sale by TIC II, LLC of 500,000 shares of common stock of the Company.
     On March 6, 2006, the Company filed a Press Release to announce pricing for this secondary offering of common stock of the Company.
     In connection with the offering of these securities by TIC I, LLC and TIC II, LLC, the Company is filing the underwriting agreement as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99.1 Form of Underwriting Agreement, dated March 6, 2006, by and among the Company, TIC I, LLC, TIC II, LLC and J.P. Morgan Securities Inc.
99.2 Press Release, dated March 6, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc. Date: March 7, 2006
By:	/s/ William A. McWhirter II
	Name:	William A. McWhirter II
	Title:	Vice President and Chief Financial Officer